UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

CIT GROUP INC.

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On October 16, 2020, Ellen R. Alemany, Chairwoman and CEO of CIT Group Inc. (“CIT”) circulated the below message to certain CIT employees:

Subject: Transformational Partnership for CIT - Join All-Team Call at 12 noon ET

CIT Team:

This morning we announced a transformational partnership that will create a Top 20 U.S. bank and position CIT for greater scale, strength and profitability in the future. This transaction will be the capstone on our multi-year transformation and combine two complementary companies that are best positioned to unlock their full potential, together.

CIT reached a definitive agreement to merge with Raleigh, N.C.-based First Citizens BancShares, and the transaction is expected to be completed in the first half of next year, pending regulatory approval.

Complementary Franchises

First Citizens has an extensive retail banking franchise spanning more than 550 branch locations and serving individuals and businesses across 19 states, with a significant presence in key growth markets across the Southeast. Their franchise includes a full breadth of banking products and services and a steady channel of lower-cost deposits.

This is a strategic complement to CIT’s franchise as a leading originator of commercial loans and leases with deep industry expertise and top market positions. Our deposit channels also complement First Citizens’ franchise by adding diversity through the direct bank, homeowner association channel and branch footprint, primarily in Southern California.

The opportunities ahead related to this partnership are significant. With lower-cost funding, our leading franchises will increase their competitiveness and expand the base of customers we can serve. With a broader suite of banking products available, we can more quickly deliver additional solutions to our customers. With CIT’s commercial asset class expertise, First Citizens can offer their customers additional lending solutions, and the inclusion of our deposit channels creates greater reach and diversity.

Transformation Capstone

As you know, we have been on a journey to strategically transform CIT over the last four years and tremendous progress was achieved. All of that work was fundamental to our journey in creating a leading, national commercial bank.

After careful analysis and diligence, it was clear that a transformational partnership with First Citizens would allow our franchises to grow and thrive and the overall financial health of the company to be bolstered by creating scale and operational strength for the long-term.

Upon completion of the transition, we expect to deliver targeted earnings per share accretion of +50%, with fully phased in cost synergies, and targeted book value per share accretion of +30%. This is a strategically compelling opportunity to best deliver for our customers, colleagues and shareholders and would allow us to significantly accelerate our efforts and results.

Leadership, Culture and Customers

A strong culture is important to CIT, and I want you to know that First Citizens shares that commitment to a great culture. Like CIT, they are also a company with a very deep heritage spanning more than a century and a proven connection to serving their customers and communities.

Under the leadership of First Citizens Chairman and CEO Frank B. Holding, Jr., the company has steadily grown to become a strong regional bank that puts people first. Frank will lead the combined company, upon closing, and at that time, I will take on a vice chairwoman role and support a smooth transition and integration process and assist with talent and client relations. In addition, I will serve on the board of directors.

You will get your first introduction to Frank later today in a video message that he prepared for our team. Over the coming weeks and months, the teams will get to know each other better and we will work through additional details to get the transaction completed and then begin integration. This is just the beginning of our next chapter.

For now, nothing changes in how we operate or how we serve our customers. Our business should continue in the normal course.

Join the All-Team Call

I know there will be many questions, and I will do my best to answer as many as possible over the coming weeks and months. We will start that process today with an All-Team Call at 12:00 noon ET.

Dial-in: [redacted]

Access Code: [redacted]

You can submit questions for the call to [redacted] and we will address as many as possible today and will also keep the dialogue going as we proceed.

I want to thank each and every teammate for all you have done to advance CIT thus far. Each important step has contributed to our journey, and this next leg will complete our transformation and create scale and strength for the long-term.

I look forward to talking with you later today.

Regards,

Ellen

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of First Citizens BancShares, Inc. (“First Citizens”) and CIT. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on First Citizens’ and CIT’s current expectations and assumptions regarding First Citizens’ and CIT’s businesses, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect First Citizens’ and/or CIT’s future financial results and performance and could cause the actual results, performance or achievements of First Citizens and/or CIT to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed merger may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where First Citizens and CIT do business, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the proposed merger and diversion of management’s attention from ongoing business operations and opportunities, (3) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Citizens and CIT, (4) the risk that the integration of First Citizens’ and CIT’s operations will be materially delayed or will be more costly or difficult than expected or that First Citizens and CIT are otherwise unable to successfully integrate their businesses, (5) the failure to obtain the necessary approvals of the stockholders of First Citizens and/or CIT, (6) the outcome of any legal proceedings that may be instituted against First Citizens and/or CIT, (7) the failure to obtain required governmental approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), (8) reputational risk and potential adverse reactions of First Citizens’ and/or CIT’s customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the proposed merger, (9) the failure of any of the closing conditions in the definitive merger agreement to be satisfied on a timely basis or at all, (10) delays in closing the proposed merger, (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by First Citizens’ issuance of additional shares of its capital stock in connection with the proposed merger, (13) general competitive, economic, political and market conditions, (14) other factors that may affect future results of CIT and/or First Citizens including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, and (15) the impact of the global COVID-19 pandemic on First Citizens’ and/or CIT’s businesses, the ability to complete the proposed merger and/or any of the other foregoing risks.

Except to the extent required by applicable law or regulation, each of First Citizens and CIT disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding First Citizens, CIT and factors which could affect the forward-looking statements contained herein can be found in First Citizens’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020, and its other filings with the Securities and Exchange Commission (the “SEC”), and in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020, and its other filings with the SEC.

Additional Information and Where to Find It

First Citizens intends to file a registration statement on Form S-4 with the SEC to register the shares of First Citizens’ capital stock that will be issued to CIT’s stockholders in connection with the proposed transaction. The registration statement will include a joint proxy statement of First Citizens and CIT that also constitutes a prospectus of First Citizens. The definitive joint proxy statement/prospectus will be sent to the stockholders of First Citizens and CIT seeking their approval of the proposed merger and the issuance of First Citizens shares in the proposed merger.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 WHEN THEY BECOME AVAILABLE (AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING FIRST CITIZENS, CIT, THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by First Citizens or CIT through the website maintained by the SEC at http://www.sec.gov or from First Citizens at its website, www.firstcitizens.com, or from CIT at its website, www.cit.com. Documents filed with the SEC by First Citizens will be available free of charge by accessing the “Newsroom” page of First Citizens’ website at www.firstcitizens.com or, alternatively, by directing a request by telephone or mail to First Citizens BancShares, Inc., Mail Code: FCC-22, PO Box 27131, Raleigh, North Carolina 27611-7131, (919) 716-7000, and documents filed with the SEC by CIT will be available free of charge by accessing CIT’s website at www.cit.com under the tab “About Us,” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to CIT Group Inc., One CIT Drive, Livingston, New Jersey 07039, (866) 542-4847.

Participants in Solicitation

First Citizens, CIT, and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of First Citizens and CIT in connection with the proposed merger under the rules of the SEC. Certain information regarding the interests of the directors and executive officers of First Citizens and CIT and other persons who may be deemed participants in the solicitation of the stockholders of First Citizens or of CIT in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus related to the proposed merger, which will be filed with the SEC. Additional information about First Citizens, the directors and executive officers of First Citizens and their ownership of First Citizens common stock can also be found in First Citizens’ definitive proxy statement in connection with its 2020 annual meeting of stockholders, as filed with the SEC on February 26, 2020, and other documents subsequently filed by First Citizens with the SEC. Additional information about CIT, the directors and executive officers of CIT and their ownership of CIT common stock can also be found in CIT’s definitive proxy statement in connection with its 2020 annual meeting of stockholders, as filed with the SEC on April 2, 2020, and other documents subsequently filed by CIT with the SEC. These documents can be obtained free of charge from the sources described above.